Exhibit No. 32.1


       CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATIONS
                    UNDER RULE 13a-14(b) OF THE EXCHANGE ACT



Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of BNCCORP, Inc. and Subsidiaries.



Date: August 4, 2004                      BNCCORP, Inc.



                                          By /s/ Gregory K. Cleveland
                                             -----------------------------------
                                                 Gregory K. Cleveland
                                                 Chief Executive Officer



                                          By /s/ Brenda L. Rebel
                                             -----------------------------------
                                                 Brenda L. Rebel
                                                 Chief Financial Officer